UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 3, 2018

American River Bankshares
(Exact Name of Registrant as Specified in Charter)

California	0-31525	68-0352144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California 95670
(Address of Principal Executive Offices) (Zip Code)

(916) 851-0123
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

The Registrant, American River Bankshares (the “Company”), named Dan McGregor as the Company’s Executive Vice President and Chief Credit Officer on April 30, 2018 to be effective on May 15, 2018.  Since 2010, Mr. McGregor has served as Chief Credit Officer for Suncrest Bank of Visalia, CA (from July 2010 to August 2014), Partners Bank of California (from August 2014 to December 2016), and Friendly Hills Bank in Whittier, CA (from December 2016 to May 2017).   Since May of 2017, Mc McGregor has been working as a loan consultant for AuditOne, LLC, a full service internal audit firm with offices in Northern and Southern CA.  Mr. McGregor’s base salary will be $200,000 and he will be eligible to participate in the Company’s Executive Incentive Plan, as well as other plans open to all employees such as health and welfare benefits, vacation and personal absence plans, and the Company’s 401(k) plan.  It is also anticipated that the Company and Mr. McGregor will enter into an employment agreement at a future date.

The foregoing description is qualified by reference to the Registrants press release dated May 3, 2018 attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits

(99.1)   Press Release dated May 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American River Bankshares

Date: May 3, 2018	By:	/s/ Mitchell A. Derenzo
Mitchell A. Derenzo
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Press release dated May 3, 2018	4